SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             April 27, 2015
                            Date of Report
                   (Date of Earliest Event Reported)

                            AQUILARTS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                    DEER VALLEY ACQUISITION CORPORATION
            (Former  Name of Registrant as Specified in its Charter)

Delaware                         000-55310                47-212887
(State or other            (Commission File Number)     (IRS Employer
jurisdiction                                         Identification No.)
of incorporation)
                              503-705-0361
          (Registrant's telephone number,including area code)

                         27979 SW 97th Avenue
                              Suite 601
                       Wilsonville, Oregon 97070
                 (Address of Principal Executive Offices)

                          215 Apolena Avenue
                    Newport Beach, California 92662
               (Former address of Principal Executive Offices)

ITEM 3.02 Unregistered Sales of Equity Securities

     On April 27, 2015 Aquilarts, Inc.(formerly Deer Valley Acquisition Corporation) (the "Registrant" or the "Company") issued shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 55% of the total outstanding 5,500,000 shares of common stock as follows:

               3,000,000 Karl C. Powell

     With the issuance of the stock and the redemption of 17,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On April 27, 2015, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 17,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price at par.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on November 11, 2014 as amended and supplemented by the information contained in this report.

    The Registrant intends to develop a business of acquiring art assets and then retailing that art through several channels of distribution including:

         A network of U.S. and international art galleries, A charity auction program,
         An art leasing business that leases-to-own sculpture art to businesses, and
         A trade show program that retails art through booths at conventions and trade shows.

    The Company is in the development phase and anticipates that it will develop its business plan through capital contribution and investment and business combinations.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On April 27, 2015, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On April 27, 2015, James McKillop resigned as the Registrant's vice president and director.

    On April 27, 2015, Karl C. Powell was elected the sole director of the Registrant.

    On April 27, 2015, the following individuals were appointed to the executive offices of the Registrant listed below.

         Karl C. Powell      Chief Executive Officer, and Director
         Michaele Balter     President, Chief Operating Officer,
                                  Secretary and Treasurer

    Karl C. Powell serves as Chief Executive Officer and the sole director of the Company. From 1974 to 1983, Mr. Powell worked in the several position in Intel Corporation rising to the position of General Manager of Micropocessor Operations, a position he held until he left Intel to start Sequent Computer Systems in 1983. After founding Sequent, Mr. Powell served as its Chairman, President and CEO of Sequent until 1999 at which time the company had 2700 employees and almost $1B in annual revenue and was purchased by IBM. Since 2000, Mr. Powell has been the principal of Eagle II Consulting and has consulted on and served as the chief executive officer for many smaller companies. Mr. Powell recently served as the consultant and CEO for Xiotech for which he completed the purchase of a division of Seagate Technologies. Mr. Powell was a director of Xiotech Corporation and a past director of Verity, Inc. and Auspex, Inc. Mr. Powell is a graduate of the U.S. Merchange Marine Academy at Kings point earning a B.S.in
Marine Engineering.  MR. Powell was Honorably Discharged from the U.S.
Navy in 1969. Mr. Powell is an instrument rated commercial licensed pilot.

    Michael Balter has years of experience in both the technology and nonprofit industries. His specialties inlcude market creation, vertical marketing, strategic sales and investor relations. From 1980 to 1998, Mr. Balter worked at Intel Corporation in various positions in sales and marketing, eventually specializing in introducing new technologies to the market. Mr. Balter helped launce two of the ost common technologies today: voice recognition and video conferencing. After 1998, Mr. Balter became and entrepreneur working specifically with school and nonprofit organizations to support and assistn fund raising programs. From 2003 to 2013, Mr. Balter served as co-founder and ceo of several startup companies with a focus on responsible and sustainable philanthropic business models. Mr. Balter holds a Bachelor of Science degree in aeronautical engineering from San Jose State University and a Master's degree in Business Administration from Santa Clara University.

                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.



                             Karl C. Powell
                             Date: April 27,  2015